Exhibit 10.1

PENN VIRGINIA CORPORATION

2013 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

1.	History and Purpose of the Plan	1

2.	Definitions	1

3.	Rights To Be Granted	4

4.	Stock Subject to Plan	5

5.	Administration of Plan	6

6.	Grant of Rights; Limitations on Individual Grants	7

7.	Eligibility	7

8.	Option Agreements and Terms	8

9.	Restricted Stock Award Agreements and Terms	10

10.	Restricted Stock Unit Award Agreements and Terms	11

11.	Stock Appreciation Right Award Agreements and Terms	12

12.	Bonus Stock Agreements and Terms	13

13.	Other Share-Based Award Agreements and Terms	14

14.	Performance Award Agreements and Terms	14

15.	Deferred Common Stock Unit Award Agreements and Terms	16

16.	Termination of Employment	17

17.	Rights as Shareholders or Directors	17

18.	Deferrals	18

19.	Adjustments Upon Changes in Capitalization	18

20.	Change of Control	18

21.	Plan Not to Affect Employment or Board Membership	20

22.	Issuance of Certificates; Payments and Distributions Upon Death	20

23.	Taxes	21

24.	Repricing and Transfers for Consideration Prohibited.	21

25.	Interpretation	21

26.	Amendments	21

27.	Securities Laws	22

28.	Unfunded Status of Awards	22

29.	Fractional Shares	22

30.	Severability	22

31.	Governing Law	22

32.	Effective Date and Term of Plan	22

(i)

PENN VIRGINIA CORPORATION

2013 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

1.	History and Purpose of the Plan

The Plan was previously titled the Seventh Amended and Restated 1999 Employee Stock Incentive Plan, and it was last amended on May 4, 2011. This amendment and restatement of the Plan shall change the title of the Plan to the “Penn Virginia Corporation 2013 Amended and Restated Stock Incentive Plan.”

The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by (a) motivating superior performance by providing to the Company’s employees long-term incentives and rewards for making major contributions to the Company’s success; (b) strengthening the Company’s ability to retain key employees and to attract and retain outside talent by providing incentive compensation opportunities competitive with other companies similar to the Company; (c) enabling employees to participate in the long-term growth and financial success of the Company; and (d) attracting and retaining the services of experienced and knowledgeable directors and providing Non-employee Directors with a proprietary and vested interest in the growth and performance of the Company.

2.	Definitions

(a) “Board” means the board of directors of the Parent Company.

(b) “Bonus Stock” means a Share granted to an eligible employee as a bonus under Section 12.

(c) “Cashless Exercise” means the manner of exercise of an Option described in Section 8(f).

(d) “Cause” means (i) with respect to a Participant who has an employment or change of control severance agreement with the Company, “cause” as defined in such agreement or (ii) with respect to a Participant who does not have an employment or change of control severance agreement with the Company, conduct on the part of a Participant that involves (A) willful failure to perform the Participant’s duties or (B) engaging in serious misconduct injurious to the Company.

(e) “Change of Control” means the occurrence of any of the events described in Section 20.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g) “Committee” means the committee described in Section 5.

(h) “Company” means Penn Virginia Corporation and each of its Subsidiary Companies and any successor entity.

(i) “Covered Employee” means an individual that is designated by the Committee as likely to be a “covered employee” as defined within the meaning of Section 162(m).

(j) “Date of Grant” means the date on which an award is granted.

(k) “Deferred Common Stock Unit” means a Stock Unit granted pursuant to a Deferred Common Stock Unit Award.

(l) “Deferred Common Stock Unit Account” means the bookkeeping account described in Section 15(b).

(m) “Deferred Common Stock Unit Award” means any award of Deferred Common Stock Units granted to a Non-employee Director under Section 15.

(n) “Disability” means, unless otherwise determined by the Committee and set forth in an individual award agreement, (i) with respect to an award that is not subject to the Nonqualified Deferred Compensation Rules, a Participant becoming disabled as determined by the Committee in its discretion, and (ii) with respect to an award that is subject to the Nonqualified Deferred Compensation Rules, a Participant becoming disabled within the meaning of such term under Section 409A(a)(2)(C) of the Code.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

(p) “Non-employee Director” means a director of the Parent Company who is not an employee of the Company.

(q) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder.

(r) “Option” means any stock option granted to an eligible employee or a Non-employee Director under Section 8.

(s) “Other Share-Based Awards” means any award granted to an eligible employee under Section 13.

(t) “Parent Company” means Penn Virginia Corporation, a Virginia corporation.

(u) “Participant” means a person to whom an award has been granted under this Plan which remains outstanding.

(v) “Performance Award” means any right granted to an eligible employee under Section 14 to receive an award based upon performance criteria specified by the Committee. The Committee shall have the sole right to determine whether a Performance Award shall also be designed to be “performance-based compensation” within the meaning of Section 162(m).

(w) “Performance Goal” means one or more standards established by the Committee to determine whether a Performance Award is earned in whole or in part.

(x) “Plan” means this Penn Virginia Corporation 2013 Amended and Restated Stock Incentive Plan, as set forth herein and as amended from time to time.

(y) “Plan Administrator” means any person designated by the Committee as the Plan Administrator pursuant to Section 5(d).

(z) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Treasury Regulation §1.162-27 under Section 162(m).

(aa) “Restricted Stock” means Shares granted pursuant to a Restricted Stock Award.

(bb) “Restricted Stock Award” means any award of Restricted Stock granted to an eligible employee under Section 9.

(cc) “Restricted Stock Unit Award” means any award of Stock Units granted to an eligible employee under Section 10.

(dd) “Restricted Stock Unit” means a Stock Unit granted pursuant to a Restricted Stock Unit Award.

(ee) “Restriction Period” means the period of time commencing with the Date of Grant during which restrictions shall apply to the award and ending on the date that the restrictions lapse.

(ff) “Retirement” means the voluntary termination by a Participant of his or her employment with the Company after such Participant has become Retirement Eligible.

(gg) “Retirement Eligible” means a Participant has attained age 62 and completed at least ten consecutive Years of Service, or such younger age or lesser number of consecutive Years of Service as determined by the Committee.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

(ii) “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto).

(jj) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the regulations promulgated thereunder.

(kk) “Shares” means shares of common stock of the Parent Company.

(ll) “Stock Appreciation Right” or “SAR” means any stock appreciation right granted to an eligible employee or a Non-employee Director under Section 11.

(mm) “Stock Unit” means a bookkeeping entry representing a single Share.

(nn) “Stock Unit Account” means the bookkeeping account described in Section 10(a).

(oo) “Subsidiary Companies” means all entities that at any relevant time are subsidiary entities of the Parent Company within the meaning of Section 424(f) of the Code.

(pp) “Value” on any date means the closing stock price for a Share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date; provided, however, that in the event that the Shares are not publicly traded at the time a determination of Value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors that the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(qq) “Vesting Period” means the period of time commencing with the Date of Grant during which an Option or a SAR is not yet exercisable.

(rr) “Year of Service” means any calendar year in which an employee of the Company is paid or entitled to be paid for 1,000 hours of service.

3.	Rights To Be Granted

The following rights may be granted under the Plan:

(a) Options, which give the Participant the right, for a specified time period, to purchase a specified number of Shares for a price equal to the Value of such Shares on the Date of Grant subject to forfeiture under certain circumstances upon termination of employment or service as a Non-employee Director during a Vesting Period applicable to the Options;

(b) Restricted Stock Awards, which give the Participant, without payment, a specified number of Shares subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Shares;

(c) Restricted Stock Unit Awards, which give the Participant, without payment, a specified number of Shares, an amount of cash or a combination of Shares and cash, subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Restricted Stock Units;

(d) Stock Appreciation Rights, or SARs, which give the Participant the right to receive, upon exercise thereof, the excess of the (i) Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, subject to forfeiture under certain circumstances upon termination of employment during a Vesting Period applicable to the SARs;

(e) Bonus Stock, which gives the Participant, without payment, a Share as a bonus or in lieu of other Company obligations to pay cash to that Participant and which is not subject to a Restriction Period;

(f) Other Share-Based Awards, which give the Participant the right to receive an award that is based upon or denominated in Shares, and settled in Shares, cash or a combination of Shares and cash and which may or may not be subject to a Restriction Period at the discretion of the Committee;

(g) Performance Awards, which give the Participant a right to receive an award that is subject to performance conditions in addition to the passage of time.

(h) Deferred Common Stock Unit Awards, which give the Participant, without payment, a specified number of Shares which are not subject to a Restriction Period; and

(i) Shares.

4.	Stock Subject to Plan

Subject to Section 19 and this Section 4, not more than 5,000,000 Shares in the aggregate may be issued pursuant to the Plan after the effective date of this Amendment and Restatement (as described in Section 32), and of the foregoing 5,000,000 Shares, no more than 2,600,000 Shares in the aggregate may be issued as Shares, Restricted Stock, Bonus Stock, Deferred Common Stock Units or Restricted Stock Units, Performance Awards or Other Share-Based Awards (other than Options or SARs) that shall or may be settled in Shares. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are delivered to a Participant or any other person eligible to receive the settlement of an award. Notwithstanding the foregoing, Shares covered by awards (whether granted prior to or after the effective date of this Amendment and Restatement) that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Shares tendered to or withheld by the Company in connection with the exercise of Options or SARs or the payment of tax withholding on any Option or SAR shall not be available for future issuance under the Plan. In addition, Shares, if any, repurchased on the open market with the proceeds from Option exercises shall not be available for future issuance under the Plan.

5.	Administration of Plan

(a) The Plan shall be administered by the Committee, which shall be composed of not less than three directors of the Parent Company appointed by the Board who are Qualified Members. Except as the Committee may otherwise determine, all decisions and determinations by the Committee shall be final and binding upon all Participants and their respective designated beneficiaries.

(b) Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the eligible persons to whom, and the time or times at which, awards shall be granted; (iii) determine the amount of cash or the number of Shares that shall be the subject of each award; (iv) determine the terms and provisions of each award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options or SARs, (B) the extent to which the transferability of Shares issued or transferred pursuant to any award is restricted, (C) except as otherwise provided herein, the effect of a Participant’s termination of employment or service as a Non-employee Director with the Company on any award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any award that has been granted; (vi) construe the respective award agreements and the Plan; (vii) make determinations of the Value of the Shares pursuant to the Plan; (viii) delegate its duties under the Plan (as described further below) to such agents as it may appoint from time to time; (ix) subject to the provisions of Section 26, terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m), the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any award or in any award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect.

(c) At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an award granted or to be granted to an individual who is then subject to Section 16 of the Exchange Act in respect of the Parent Company, or relating to an award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m), may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan.

(d) The Committee may delegate as follows:

(i) to a person designated from time to time by the Committee as the Plan Administrator; and

(ii) to the Chief Executive Officer of the Parent Company the right to grant Options under the Plan to any employee who is not subject to Section 16 of the Exchange Act.

Notwithstanding the preceding sentence, the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making awards to, or otherwise with respect to awards granted to, eligible persons who are subject to Section 16(b) of the Exchange Act or who are Covered Employees receiving awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m). The Committee may, in its sole discretion, put any conditions and restrictions on the powers that may be exercised by the Plan Administrator or the Chief Executive Officer upon any such delegation. The Committee may revoke any such delegation at any time.

(e) The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

6.	Grant of Rights; Limitations on Individual Grants

Subject to Section 7, the Committee or the Board may grant awards to eligible employees and Non-employee Directors of the Company as described in Section 7; provided, however, that, in each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) awards (including Stock Options and SARS, but other than awards designated to be paid only in cash or the settlement of which is not based on a number of Shares) relating to more than 1,500,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 19 or (b) awards designated to be paid only in cash, or the settlement of which is not based on a number of Shares, having a value determined on the Date of Grant in excess of $5,000,000.

7.	Eligibility

(a) Options may be granted to any employee or Non-employee Director of the Company.

(b) SARs, Other Share-Based Awards and Performance Awards may be granted to any employee of the Company.

(c) Restricted Stock Awards, Restricted Stock Unit Awards and Bonus Stock may be granted only to key employees of the Company, who are designated as such by the Committee or the Board. The term “key employee” is not meant to be limited to Covered Employees for purposes of this Plan.

(d) Deferred Common Stock Units and Shares may be granted only to Non-employee Directors.

8.	Option Agreements and Terms

All Options shall be evidenced by option agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Option Price. The option price per Share of any Option granted to a Participant shall be greater than or equal to the Value of the Share on the Date of Grant, but never below the Value of the Share on the Date of Grant.

(b) Restrictions on Transferability. An Option shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the option agreement. Thereafter, unless otherwise determined by the Committee and specified in the option agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Participant or a trust for the exclusive benefit of any such family member; provided that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Participant and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Participant, an Option shall be exercisable only by him or her or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii).

(c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. With the consent of the Committee, payment for Shares purchased upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised as determined by the Committee). In such case, the Shares to which the Option relates shall be subject to the same forfeiture restrictions existing on the Restricted Stock exchanged therefor. Payment for Shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

(d) Periods of Exercise; Forfeiture. An Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement; provided that no Option shall be exercisable after ten years from the Date of Grant and, unless the Committee has determined otherwise and specified in the option agreement:

(i) In the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement or termination for Cause (A) any Option held by such Participant the Vesting Period with respect to which has not lapsed shall be forfeited, and (B) any Option held by such Participant the Vesting Period with respect to which has lapsed shall be exercisable until the earlier of that date which is (1) 90 days after the date on which the Participant’s employment ceased or (2) the expiration date of such Option.

(ii) In the event a Participant’s employment with the Company terminates for Cause, any unexercised Options held by such Participant shall be forfeited on the earlier of the date of employment termination or notice of such termination.

(iii) In the event a Participant ceases to be an employee of the Company by reason of his or her death or Disability, any Option held by such Participant shall immediately become exercisable and shall remain exercisable until the earlier of that date which is (A) one year after the date of death or Disability or (B) the expiration date of such Option.

(iv) In the event a Participant becomes Retirement Eligible, any Option granted to such Participant shall immediately vest and become exercisable and shall remain exercisable until the expiration date of such Option.

(v) In the event a Participant ceases to be a Non-employee Director (A) any Option held by such Participant the Vesting Period with respect to which has not lapsed shall be forfeited and (B) any Option held by such Participant the Vesting Period with respect to which has lapsed shall be exercisable (1) until the expiration date of such Option or (2) if such Participant ceased to be a Non-employee Director on account of his or her death, until the earlier of that date which is (x) six months after the date of death or (y) the expiration date of such Option.

(e) Date and Notice of Exercise. Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, pursuant to the exercise of an Option until the Parent Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to Section 23. Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

(f) Cashless Exercise. In addition to the methods of payment described in Section 8(c), a Participant may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm acceptable to the Parent Company to make payment to the Parent Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Parent Company shall deliver the Shares issuable under the Option exercised to such brokerage firm. Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date on which the broker receives the exercise loan notice from the Participant to pay the Parent Company for the exercised Shares.

(g) Issuance of Certificates; Evidence of Uncertificated Shares; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to Section 23, the Parent Company shall deliver to the exercising Participant or other person eligible to exercise Options hereunder a certificate for, or evidence of the ownership of, the number of whole Shares and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled.

(h) Dividend Equivalents. The Options shall not be granted with dividend equivalent rights.

9.	Restricted Stock Award Agreements and Terms

All Restricted Stock Awards shall be evidenced by restricted stock award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable unless otherwise determined by the Committee.

(b) Restriction Period. The Restriction Period for Restricted Stock Awards shall be determined by the Committee and specified in the restricted stock award agreement; provided that no Restriction Period shall terminate less than one year from the Date of Grant except pursuant to subsection (c). Notwithstanding the foregoing, only whole Shares shall be issuable with respect to Restricted Stock Awards.

(c) Forfeiture of Shares; Vesting on Disability, Death or Retirement Eligibility. Unless the Committee has determined otherwise and specified in the restricted stock award agreement:

(i) In the event a Participant ceases to be an employee of the Company for any reason other than his or her Retirement, death or Disability, any Shares subject to such Participant’s Restricted Stock Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant and revert to and become the property of the Company.

(ii) In the event a Participant (A) becomes Retirement Eligible or (B) ceases to be an employee of the Company by reason of his or her death or Disability, the Restriction Period with respect to any Shares subject to such Participant’s Restricted Stock Award which has not terminated shall automatically terminate effective on the date the Participant becomes Retirement Eligible or the date of the Participant’s death or Disability, as applicable.

(d) Issuance of Shares; Evidence of Uncertificated Shares. Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant’s name, with such legend thereon as the Committee shall deem appropriate, provided that such Shares may be uncertificated. The Parent Company shall retain the certificate, if certificated, for such Shares pending the termination of the Restriction Period or forfeiture thereof. Upon termination of the Restriction Period of any such Shares, the Parent Company shall promptly deliver to the Participant the certificates for, or evidence of the ownership of, such Shares.

(e) Dividends. Dividends payable with respect to a Restricted Stock Award shall be paid within 30 days after the date on which such Restricted Stock Award vests.

10.	Restricted Stock Unit Award Agreements and Terms

All Restricted Stock Unit Awards shall be evidenced by restricted stock unit award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Crediting of Stock Units. Each Stock Unit shall represent the right of a Participant to receive a Share or an amount of cash based on the Value of a Share, if and when specified conditions are met. The Committee shall establish a Stock Unit Account on behalf of each Participant who has received a Restricted Stock Unit Award to which all of the Participant’s Stock Units shall be credited. The establishment of a Stock Unit Account shall not require segregation of any funds of the Company or provide any Participant with any rights to any assets of the Company, except as a general creditor thereof. A Participant shall have no right to receive payment of any Stock Units credited to his Stock Unit Account except as expressly provided herein.

(b) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Unit Award nor any interest therein shall be transferable unless otherwise determined by the Committee.

(c) Restriction Period. The Restriction Period for Restricted Stock Unit Awards shall be determined by the Committee and specified in the restricted stock unit award agreement; provided that no Restriction Period shall terminate less than one year from the Date of Grant except pursuant to subsection (d).

(d) Forfeiture of Restricted Stock Units; Vesting on Disability, Death or Retirement Eligibility. Unless the Committee has determined otherwise and specified in the restricted stock unit award agreement:

(i) In the event a Participant ceases to be an employee of the Company for any reason other than his or her Retirement, death or Disability, any Stock Units subject to such Participant’s Restricted Stock Unit Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant.

(ii) In the event a Participant (A) becomes Retirement Eligible or (B) ceases to be an employee of the Company by reason of his or her death or Disability, the Restriction Period with respect to any Stock Units subject to such Participant’s Restricted Stock Unit Award which has not terminated shall automatically terminate effective on the date the Participant becomes Retirement Eligible or the date of the Participant’s death or Disability, as applicable.

(e) Payment with Respect to Restricted Stock Unit Awards. Payments with respect to Restricted Stock Unit Awards shall be made in cash, Shares or any combination of the foregoing, as the Committee shall determine.

(f) Earnings. If vested Restricted Stock Units are not paid within 30 days after the date such Restricted Stock Units vest, the Company shall credit the cash value recorded in the Participant’s Stock Unit Account with earnings through the date the Restricted Stock Units are paid as if such cash balance of the Participant’s Stock Unit Account had been invested at a rate equal to the prime rate published in the Wall Street Journal on the applicable vesting date of the Restricted Stock Unit.

(g) Dividend Equivalents. Restricted Stock Unit Awards shall not be granted with dividend equivalent rights.

11.	Stock Appreciation Right Award Agreements and Terms

All SARs shall be evidenced by SAR agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Restrictions on Transferability. A SAR shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the SAR agreement. Thereafter, unless otherwise determined by the Committee and specified in the SAR agreement, a SAR shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Participant or a trust for the exclusive benefit of any such family member; provided that no such family member shall be permitted to make any subsequent transfer of any such SARs except back to the original Participant and all SARs transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Participant, a SAR shall be exercisable only by him or her or by any transferee to whom a SAR was transferred in accordance with subsection (a)(ii) above.

(b) SAR Award Agreements. Subject to Section 11(c) below, each SAR award agreement shall state: (i) the total number of Shares to which the SAR relates and the exercise price thereof, which shall be greater than or equal to the Value of a Share on the Date of Grant, but never below the Value of a Share on the Date of Grant; (ii) the date at which the SAR shall expire if not previously exercised or forfeited; provided that such expiration date shall not be later than the tenth anniversary of the Date of Grant of such SAR award; (iii) any vesting and forfeiture restrictions which will be applicable to the Participant; (iv) the time or times at which and the circumstances under which a SAR may be exercised in whole or in part; (v) the method of exercise; (vi) the method of settlement; (vii) the form of consideration payable in settlement (cash or Shares or some combination of cash and Shares); (viii) the method by or forms in which Share settled SARs will be delivered or deemed to be delivered to Participants; (ix) tax withholding requirements; and (x) any other terms and conditions of any SAR.

(c) Vesting on Disability, Death or Retirement Eligibility. Unless the Committee has determined otherwise and specified in the SAR award agreement:

(i) In the event a Participant ceases to be an employee of the Company for any reason other than his or her Retirement, death or Disability, any SAR award that has not become vested shall automatically be forfeited by the Participant.

(ii) In the event that a Participant becomes Retirement Eligible or ceases to be an employee of the Company by reason of his or her death or Disability, the SAR award granted to such Participant shall immediately vest and become exercisable.

(d) Dividend Equivalents. The SARs shall not be granted with dividend equivalent rights.

12.	Bonus Stock Agreements and Terms

The Committee is authorized to grant Shares as a bonus, or to grant Shares or other awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or awards granted hereunder shall be subject to such other terms as shall be determined by the Committee and set forth in the award agreement governing the Bonus Stock award. In the case of any grant of Shares to an officer of the Parent Company or any of its Subsidiary Companies in lieu of salary or other cash compensation, the number of Shares granted in place of such compensation shall be reasonable, as determined by the Committee.

13.	Other Share-Based Award Agreements and Terms

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the value of securities of or the performance of specified Subsidiary Companies. The Committee shall determine the terms and conditions of such Other Share-Based Awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 13 shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other award under this Plan, may also be granted pursuant to this Section 13.

14.	Performance Award Agreements and Terms

(a) Performance Conditions. The right of an employee to receive a grant, and the right of a Participant to exercise or receive a settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee, making the award a “Performance Award” under this Plan. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under Section 14(b) in the case of an award granted to a Covered Employee and intended to qualify as “performance-based compensation” under Section 162(m). Any dividends or dividend equivalent rights payable with respect to a Performance Award shall be paid only at the time that such Performance Award vests and is paid.

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an eligible employee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise or settlement of such Performance Award may be contingent upon achievement of pre-established Performance Goals and other terms set forth in this Section 14(b).

(i) Performance Goals Generally. The Performance Goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14(b).

Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain” at the time the Committee actually establishes the Performance Goal or Goals. The Committee may determine that such Performance Awards shall be granted, exercised or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, or for specified Subsidiary Companies or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Goals for such Performance Awards: (1) revenue, (2) net income, (3) stock price, (4) market share, (5) earnings per share, (6) other earnings measures, (7) return on equity, (8) return on assets, (9) costs, (10) shareholder value, (11) EBIT, (12) EBITDA, (13) EBITDAX, (14) funds from operations, (15) cash flow, (16) cash from operations, (17) net cash flow, (18) net cash flow before financing activities, (19) other cash flow measures, (20) total shareholder return, (21) return on capital, (22) return on invested capital, (23) operating income, (24) after-tax operating income, (25) reserves, (26) proceeds from dispositions, (27) production volumes, (28) reserve replacement measures, (29) finding and development costs, (30) finding and development costs related to the drilling or completion of wells, (31) total market value, (32) petroleum reserve measures, (33) safety and environmental performance measures, (34) net asset value and (35) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, a group of comparable companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could, for example, be based on maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). When establishing or certifying a performance goal, the Committee may exclude the impact of any of the following occurrences: (a) amounts accrued pursuant to Company bonus or incentive plans, (b) Company contributions made to retirement plans, (c) asset write-downs, (d) litigation, claims or settlement costs, (e) the impact of any changes in applicable accounting rules or principles or in the Company’s method of accounting or any changes in applicable laws or regulations, (f) reorganization or restructuring costs, (g) any extraordinary or nonrecurring items or (h) any other unusual occurrence identified by the Committee as being appropriately excluded from normal or day-to-day business activities.

(iii) Individual Criteria. The grant, exercise or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m), such criteria shall be approved by the shareholders of the Parent Company.

(iv) Performance Period; Timing for Establishing Performance Goals. Achievement of Performance Goals in respect of Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

(c) Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award, the achievement of performance goals relating to and final settlement of Performance Awards under Section 14(b) shall be made in writing in the case of any award intended to qualify under Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Performance Awards. It is the intent of the Company that Performance Awards under Section 14(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m). Accordingly, the terms of Sections 14(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given individual will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	Deferred Common Stock Unit Award Agreements and Terms

All Deferred Common Stock Unit Awards shall be evidenced by deferred common stock unit award agreements executed on behalf of the Parent Company and by the respective participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Crediting of Deferred Common Stock Units. Each Deferred Common Stock Unit shall represent the right of a Participant to receive a Share at the times described in Section 15(d). The Committee shall establish a Deferred Common Stock Unit Account on behalf of each Participant who has received a Deferred Common Stock Unit Award to which all of the Participant’s Deferred Common Stock Units shall be credited. The establishment of a Deferred Common Stock Unit Account shall not require segregation of any funds of the Company or provide any Participant with any rights to any assets of the Company, except as a general creditor thereof. A Participant shall have no right to receive payment of any Deferred Common Stock units credited to his or her Deferred Common Stock Unit Account except as expressly provided herein. Periodically (as determined by the Committee), each Participant shall receive a statement indicating the amounts credited to and payable from the Participant ‘s Deferred Common Stock Unit Account.

(b) Vesting. Each Participant shall be 100% vested at all times in the Deferred Common Stock Units credited to such Participant’s Deferred Common Stock Unit Account.

(c) Restrictions on Transferability. Neither a Deferred Common Stock Unit Award nor any interest therein shall be transferable unless otherwise determined by the Committee.

(d) Distributions. The Shares represented by Deferred Common Stock Units credited to each Participant’s Deferred Common Stock Unit Account shall be distributed to such Participant on the date on which such Participant incurs a separation from service from the Company within the meaning of Section 409A of the Code. Each Deferred Common Stock Unit shall be payable in one Share. In no event shall a Participant, directly or indirectly, designate the calendar year in which distribution is made.

(e) On each date on which the Company pays any cash dividend or other distribution on account of Shares, the Company shall pay to each Participant that amount equal to (x) the amount of cash or other property paid in such distribution times (y) the number of Deferred Common Stock Units in such Participant’s Deferred Common Stock Unit Account.

16.	Termination of Employment

For the purposes of the Plan, unless otherwise noted within an individual award agreement, a transfer of an employee between two employers, each of which is a member of the Company, shall not be deemed a termination of employment. If any award is subject to the Nonqualified Deferred Compensation Rules, the holder will not be deemed to have a termination of employment unless such a termination would also constitute a “separation from service” as such term is defined within the Nonqualified Deferred Compensation Rules.

17.	Rights as Shareholders or Directors

(a) The holder of an Option or a Share-settled SAR shall have no rights as a shareholder of the Parent Company with respect to any Shares covered by the Option or the Share-settled SAR until the date on which the Participant is issued a stock certificate or evidence of ownership of uncertificated Shares for such Shares underlying the award.

(b) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares, including without limitation to vote such Shares (in person or by proxy).

(c) Neither the Participant nor any person entitled to receive payment of a Restricted Stock Unit Award or a Deferred Common Stock Unit Award in the event of the Participant’s death, shall have any rights as a shareholder of the Parent Company with respect to any Shares payable with respect to his or her Restricted Stock Unit Award or Deferred Common Stock Unit Award until the date on which the Participant is issued a stock certificate or evidence of ownership of uncertificated Shares upon payment of the Restricted Stock Unit Award or the Deferred Common Stock Unit Award.

18.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any grant made under the Plan. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of the Nonqualified Deferred Compensation Rules.

19.	Adjustments Upon Changes in Capitalization

In the event of any change in corporate capitalization such as a stock dividend or split, or a corporate transaction such as a merger, consolidation, separation, partial or complete liquidation or other change in the Company’s structure or Shares, the Committee shall make an appropriate adjustment in the aggregate number of Shares issuable under the Plan, the number of Shares subject to each then outstanding award, the option or exercise price of each then outstanding Option or SAR, the number of awards then outstanding, or any other changes that the Committee determines in its sole discretion to appropriately reflect the corporate change. In the event that the Committee takes action under this Section 19, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Shares, other securities, cash or property purchasable subject to each award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

20.	Change of Control

(a) A Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

(i) any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Parent Company becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent Company representing more than 50% of the combined voting power of the Parent Company’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Change of Control definition and excluding any individual whose initial assumption of office occurs as a result of either (A) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (B) an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Parent Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than retirement) to constitute at least a majority of the Board;

(iii) the consummation of a merger, consolidation or other similar transaction of the Parent Company with any other corporation or other entity, other than a transaction that would result in the voting securities of the Parent Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Parent Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such transaction;

(iv) the sale or disposition by the Company of all or substantially all of the assets of the Company; or

(v) the shareholders of the Company approve a plan of complete liquidation of the Company.

(b) Upon the occurrence of a Change of Control or such period prior thereto as shall be established by the Committee:

(i) all outstanding Restricted Stock, Restricted Stock Units, Performance Awards and other awards (other than Options or SARs) shall become vested, all restrictions thereon shall lapse and the Company shall promptly deliver to the holders thereof that amount of cash or that number of unrestricted Shares, as applicable, payable upon the occurrence of a Change of Control as provided in the award agreements related to such awards;

(ii) all outstanding Options and SARs shall become vested and exercisable in full and shall remain exercisable for the remaining terms thereof and, if the Company is not the surviving entity upon such Change of Control (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all Options or SARs which were not exercised at the time of such Change of Control shall be converted into or replaced by options, stock appreciation rights or other similar rights of comparable value in the surviving entity; and

(iii) all Shares represented by Deferred Common Stock Units shall be distributed.

(c) Notwithstanding anything contained in this Section 20, to the extent necessary to comply with the Nonqualified Deferred Compensation Rules, no Shares or cash payable with respect to an award that is subject to the Nonqualified Deferred Compensation Rules shall be distributed upon a Change of Control unless the transaction constituting a Change of Control is a “change in control event” for purposes of the Nonqualified Deferred Compensation Rules.

21.	Plan Not to Affect Employment or Board Membership

Neither the Plan nor any award shall confer upon any employee of the Company any right to continue in the employment of the Company or confer upon any Non-employee Director any right to continue as a member of the Board or interfere in anyway with the right of the Parent Company or its shareholders to remove or not re-elect an individual from or to the Board.

22.	Issuance of Certificates; Payments and Distributions Upon Death

(a) Nothing herein or in any award granted hereunder or any award agreement shall require the Parent Company to issue any Shares with respect to any award that if issued would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or SAR, at the time of any grant of a Restricted Stock Award or at the time of settlement or distribution of any Restricted Stock Unit Award, Deferred Common Stock Unit Award or other award, the Parent Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement or distribution of any Restricted Stock Award, Restricted Stock Unit Award, Deferred Common Stock Unit Award or other award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, beneficiaries, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or SAR shall be exercisable and no settlement of any other Share-settled award shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Parent Company or any of its Subsidiary Companies that the Committee believes is equal to or greater in value than the par value of the Shares subject to such award.

(b) Upon the death of a Participant, any payment of cash or distribution of Shares due under any award held by such Participant shall be made to the beneficiary designated by such Participant or, if no such designation has been made, or if the beneficiary predeceases the Participant, to the Participant’s estate, in either case within 90 days of the Participant’s death.

23.	Taxes

Unless otherwise specifically set forth above or in an individual award agreement, the Company shall be authorized to withhold from any award granted, or any payment related to an award under this Plan, including from a distribution of Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

24.	Repricing and Transfers for Consideration Prohibited.

(a) Except in connection with a transaction described in Section 19, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Original Options or SARs without shareholder approval.

(b) No award granted hereunder may be transferred for consideration by a Participant.

25.	Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3. To the extent applicable, grants under the Plan shall be structured either to be exempt from or to comply with the requirements of the Nonqualified Deferred Compensation Rules. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

26.	Amendments

The Plan, any award and its related award agreement may be amended by the Board or the Committee, but any amendment that would require approval of the shareholders of the Parent Company shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable law, stock exchange rule and the terms of the Parent Company’s capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being a “Qualified Member” as defined herein. No outstanding award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to exercise an Option or SAR award or the Participant or other person then entitled to receive the Shares or cash subject to any other award under the Plan.

27.	Securities Laws

The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3.

28.	Unfunded Status of Awards

This Plan is intended to constitute an “unfunded” plan for all incentive awards.

29.	Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any award. Unless otherwise specified in the Plan or in an award agreement, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.	Severability

If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible employees who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such award should not comply with Rule 16b-3).

31.	Governing Law

The validity, construction and effect of the Plan and any rules or regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of laws principles.

32.	Effective Date and Term of Plan

The Plan was adopted by the Board on December 2, 1998 and this Amendment and Restatement became effective on December 20, 2012, subject to the approval of the Parent Company’s shareholders at the first annual meeting of shareholders to occur following such effective date. The Plan shall expire on December 31, 2017 unless sooner terminated by the Board. All awards under the Plan shall be granted on or before December 31, 2017.